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FREDERICK R. BELLAMY
DIRECT LINE: 202.383.0126
E-mail: fred.bellamy@sutherland.com

April 29, 2015

Board of Directors
Transamerica Life Insurance Company
Transamerica Corporate Separate Account Sixteen
4333 Edgewood Road, NE
Cedar Rapids, IA 52499

Re:	Transamerica Corporate Separate Account Sixteen Advantage X File Nos. 333-109579 / 811-21440

To the Board of Directors:

We hereby consent to the reference to our name under the heading “Legal Matters” in the Statement of Additional Information filed as part of Post-Effective Amendment No. 21 to the Form N-6 registration statement for Transamerica Corporate Separate Account Sixteen (File No. 333-109579). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

         SUTHERLAND ASBILL & BRENNAN LLP

         By:  /s/  Frederick R. Bellamy
    Frederick R. Bellamy

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